Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our letter dated August 27, 2008 that was attached to the Current Report on Form 8-K, which the Company filed with the Commission on September 25, 2008.

Schumacher & Associates, Inc.
Denver, Colorado

September 25, 2008